UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 7, 2011

Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona		85027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2011, Universal Technical Institute, Inc. (the "Company"), announced that Eugene S. Putnam, Jr., Executive Vice President and Chief Financial Officer (CFO), has been promoted to President and Chief Financial Officer. In his new role, Mr. Putnam will be responsible for Operations, Human Resources, Information Technology, Legal, Regulatory Compliance and Government Relations, in addition to his current CFO responsibilities. He will report directly to Kimberly McWaters, UTI's Chief Executive Officer.

Eugene S. Putnam, Jr., age 50, has served as UTI's Executive Vice President and Chief Financial Officer since July 2008. Mr. Putnam served as UTI's interim CFO since January 2008. From June 2005 to May 2007, Mr. Putnam served as Executive Vice President and Chief Financial Officer of Aegis Mortgage Corporation. From July 2003 to June 2005, Mr. Putnam served as President of Coastal Securities L.P. and from March 2001 to March 2003, Mr. Putnam served as Executive Vice President and Chief Financial Officer of Sterling Bancshares, Inc. Mr. Putnam also spent 14 years as Director of Investor Relations and in various corporate finance positions with SunTrust Banks, Inc. Mr. Putnam received his MBA from the University of North Carolina and holds a BS in Economics from the University of California, Los Angeles.

A copy of the Company’s press release announcing the promotion of Mr. Putnam is filed herewith as Exhibit 99.1 to this Current Report, and is incorporated herein by reference.

On March 7, 2011, the Company entered into new Employment Agreements (each an "Agreement" and collectively, the "Agreements") with each of Kimberly J. McWaters, Eugene S. Putnam, Jr., and John C. White, the Company’s Chief Executive Officer, President and Chief Financial Officer, and Chairman of the Board, respectively. The Agreements replace and effectively extend the previous employment agreements with each individual that were entered into in July 2008 and amended in January 2009. The Agreements provide that each executive shall be employed by the Company for a period of three years. The Agreements provide for a base salary of $662,464.69 per annum for Ms. McWaters, $450,000.00 per annum for Mr. Putnam, and $551,655.00 per annum for Mr. White, each of which will be reviewed annually by the Board of Directors. Each of the Agreements also provides for an annual bonus based on performance as determined and approved by the Board of Directors.

The Agreements provide for severance benefits for each executive in the event of termination without "cause" or if the executive voluntarily terminates employment for "good reason," and in the event of death or "disability", as such terms are defined in the Agreements. In these circumstances, the executive will continue to receive salary payments for 24 months (an extension of 12 additional months for Mr. Putnam) and will receive a prorated bonus, but only when and if such bonus is approved by the Board of Directors. If the executive is terminated without cause or terminates employment for good reason within 12 months after the Company has undergone a "change of control," as such term is defined in the Agreements, the executive’s bonus payment after termination will be based on the executive’s maximum targeted bonus for the fiscal year in which the termination date occurs, prorated to the date of termination.

Under each Agreement, the executive may elect to continue the executive’s current coverage under the Company’s health benefit plans for up to 18 months in accordance with the health benefit plans and the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). If such election is made, the Company will continue to pay towards the executive’s coverage a monthly amount equal to the Company paid portion of the insurance premium for the coverage held by the executive during active employment and any administrative fee for a period of 18 months. The Company agrees to provide Ms. McWaters and Mr. Putnam with an additional 6 months of insurance coverage upon the expiration of the 18 month period covered by COBRA. In the event the executive dies, health and dental insurance benefits will be provided to their dependents for a period of 24 months, respectively. Each Agreement provides for the executive’s outstanding equity awards to be treated in accordance with the appropriate benefit plans and the terms of the grants. Each Agreement provides for the Company to pay for 12 months of outplacement services. As provided in Mr. White’s Agreement, the Company agrees to provide insurance coverage to Mr. White and his spouse until and including age 65.

Each Agreement provides that: (i) as a precondition to the Company’s payment of any severance compensation or benefits, the executive must execute a waiver and release that the Company provides to the executive; (ii) the amounts paid to or benefits received by the executive may be either: a) adjusted downward so that the total payments to the executive due to a change of control do not constitute an excess parachute payment, as that term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or cause the executive to be required to pay an excise tax under Section 4999 of the Code; or b) paid in the full amount, at the Company’s discretion, based on the treatment that will result in a greater amount of payment to the executive. In addition, the executive is not required to mitigate any amounts paid or benefits received under the agreement by seeking other employment or otherwise.

As part of the consideration for the Agreements and the employment thereunder, the Agreements provide that the executive covenants not to compete directly or indirectly with the Company or directly or indirectly recruit, solicit, or employ any persons or entities with whom the Company has business relationships for a period of 24 months.

The foregoing description of the Agreements between the Company and each of Ms. McWaters, Mr. Putnam, and Mr. White does not purport to be complete and is qualified in its entirety by reference to the Agreements. Copies of the Agreements are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

March 8, 2011	By:	/s/ Chad A. Freed

Name: Chad A. Freed
Title: General Counsel, Senior Vice President of Business Development

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated March 7, 2011, between the Company and Kimberly J. McWaters.
10.2	Employment Agreement, dated March 7, 2011, between the Company and Eugene S. Putnam, Jr.
10.3	Employment Agreement, dated March 7, 2011, between the Company and John C. White.
99.1	Press Release of Universal Technical Institute, Inc., dated March 7, 2011.